UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, DC 20549

                          FORM 8-K

                   CURRENT REPORT PURSUANT
                TO SECTION 13 OR 15(D) OF THE
               SECURITIES EXCHANGE ACT OF 1934

  Date of report (Date of earliest event reported) August 3, 2005

                    Lifetime Brands, Inc.
   (Exact Name of Registrant as Specified in Its Charter)

                          Delaware
       (State or Other Jurisdiction of Incorporation)

   0-19254                                  11-2682486
 (Commission File Number)       (IRS Employer Identification No.)


One Merrick Avenue, Westbury, New York               11590
(Address of Principal Executive Offices)           (Zip Code)

                        516-683-6000
    (Registrant's Telephone Number, Including Area Code)

                             N/A
(Former Name or Former Address, if Changed Since Last Report)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see
General Instruction A.2. below):

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 2.02.  Results of Operation and Financial Condition

On August 3, 2005, Lifetime Brands, Inc. ("the Company") issued a press release setting forth the Company's second-quarter 2005 earnings. A copy of the Company's press release is attached hereto as Exhibit 99 and hereby incorporated by reference.



Item 9.01.  Financial Statements and Exhibits

  c)   Exhibits

     99 - Press Release, dated August 3, 2005.





                          Signature

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                    Lifetime Brands, Inc.

                    By:   /s/ Robert McNally
                         Robert McNally
                         Vice President of Finance and
                         Chief Financial Officer


Date:  August 3, 2005


EXHIBIT 99

 LIFETIME BRANDS ACHIEVES 40% INCREASE IN SECOND-QUARTER NET
           SALES; NET INCOME RISES TO $1.3 MILLION

         Company Updates Financial Outlook for 2005

WESTBURY, N.Y., August 3, 2005 -- LIFETIME BRANDS, INC. (NASDAQ NM: LCUT), a leading designer, marketer and distributor of nationally branded consumer products for the home, today announced results for the second quarter ended June 30, 2005.

For the second quarter of 2005, net sales increased 40% to $46.2 million from $33.0 million for the same period of 2004. Not including approximately $2.3 million in net sales attributable to the Excel business Lifetime acquired in July 2004, second-quarter net sales in 2005 rose 33% to $43.9 million. The Company reported net income of $1.3 million compared to $203,000 for the second quarter of 2004. On a diluted per share basis, net income rose to $0.12 per share from $0.02 per share for the same period last year.

Net sales for the six months ended June 30, 2005 totaled $89.3 million compared to $70.2 million for the same period in 2004, representing a 27% increase. Not including approximately $4.1 million in net sales attributable to the Excel business, net sales for the first six months of 2005 rose more than 21% to $85.2 million. Net income for the 2005 period was $2.3 million, or $0.21 per diluted share, compared to $548,000, or $0.05 per diluted share, last year.

Jeffrey  Siegel,  Chairman, President  and  Chief  Executive
Officer,  commented,  "Lifetime  Brands  delivered   another
quarter of strong results, generating excellent growth in all of our major product categories. The gains in our cutlery category were particularly notable, reflecting both the successful introduction of new products under the Farberware(R) and KitchenAid(R) brands and increased placement with retailers. The growth initiatives we implemented in 2004, which included broadening our portfolio of brands,
strengthening   our  overseas  sourcing  organization,   and
expanding the Company's infrastructure, also continued to have a positive impact on the Company's operations.

  "In  July,  we  closed our purchase of  the  business  and certain assets of The Pfaltzgraff Co., one of America's leading designers and marketers of dinnerware and tabletop accessories. The acquisition of this premier national brand will greatly enhance the tabletop category of our business, an area Lifetime entered in July 2004 with the Excel acquisition. Equally exciting are the additional capabilities Pfaltzgraff's proven design staff brings to our product development capabilities, an area in which Lifetime already excels.

"The integration of the Pfaltzgraff business is proceeding as planned and we expect to complete the process by the end of the third quarter. We have estimated that the acquisition will contribute approximately $72 million in revenues in 2005 and will be nominally profitable for the year.

"As a result of these developments, our outlook for 2005 is more positive than ever. We now expect net sales to total approximately $290 million to $300 million, rather than $220 million to $230 million. We expect earnings per share to total approximately $1.05 to $1.15, rather than $0.95 to $1.15."

Lifetime has scheduled a conference call Wednesday, August 3, at 11:00 a.m. Eastern time to discuss second-quarter 2005 results and additional matters. The dial-in number for the call is (706) 634-1218. A replay of the call will also be available through Wednesday, August 10, and can be accessed by dialing (706) 645-9291, conference ID #8039496. A live webcast of the call will be broadcast at the Company's web site, www.lifetimebrands.com. For those who cannot listen to the live broadcast, an audio replay of the call will also be available on the site.

Lifetime is a leading designer, marketer and distributor  of kitchenware, cutlery & cutting boards, bakeware &  cookware,
pantryware   &   spices,  tabletop  and  bath   accessories,
marketing  its products under various trade names, including
Farberware(R), KitchenAid(R), Pfaltzgraff(R), Cuisinart(R),
Hoffritz(R), Sabatier(R), Nautica(R), DBK(TM)-Daniel Boulud Kitchen, Joseph Abboud Environments(R), Roshco(R), Baker's Advantage(R),
Kamenstein(R), CasaModa(TM), Kathy Ireland(R), and :USE(R).
Lifetime's products are distributed through almost every major retailer in the United States.

The information herein contains certain forward-looking statements including statements concerning the Company's future prospects. These statements involve risks and uncertainties, including risks relating to general economic conditions and risks relating to the Company's operations, such as the risk of loss of major customers and risks relating to changes in demand for the Company's products, as detailed from time to time in the Company's filings with the Securities and Exchange Commission.

 COMPANY CONTACT:                        INVESTOR RELATIONS:
  Robert McNally                          Harriet Fried
  Chief Financial Officer                 Lippert/Heilshorn
  (516) 683-6000                          & Associates, Inc.
                                          (212) 838-3777 or
                                          hfried@lhai.com


                    LIFETIME BRANDS, INC.
                      INCOME STATEMENT
              (in 000's, except per share data)

                                 Three Months Ended
                                      June 30,
                                     (Unaudited)

      <s>                                                     %
                                   2005       2004         Increase
      Net Sales                  $46,154     $33,029         39.7%
      Cost of Sales               26,959      19,154         40.7%
      Distribution Expenses        5,807       4,730         22.8%
      SG&A                        10,940       8,683         26.0%

      Income from Operations       2,448         462        429.9%

      Interest Expense               291         141        106.4%
      Other (Income)                (13)        (16)

      Income Before Taxes          2,170         337        543.9%

      Tax Provision                  825         134        515.4%

      Net Income                  $1,345        $203        562.8%

      Diluted Earnings Per
       Share from Net Income       $0.12       $0.02
      Weighted Average Shares     11,288      11,230

                    LIFETIME BRANDS, INC.
                      INCOME STATEMENT
              (in 000's, except per share data)

                                  Six Months Ended
                                      June 30,
                                     (Unaudited)

      <s>                                                      %
                                   2005       2004         Increase
      Net Sales                  $89,272     $70,158         27.2%
      Cost of Sales               51,859      40,843         27.0%
      Distribution Expenses       11,923      10,377         14.9%
      SG&A                        21,239      17,791         19.4%

      Income from Operations       4,251       1,147        270.6%

      Interest Expense               490         268         82.8%
      Other (Income)                (26)        (31)

      Income Before Taxes          3,787         910        316.2%

      Tax Provision                1,439         362        297.6%

      Net Income                  $2,348        $548        328.4%

      Diluted Earnings Per
       Share from Net Income       $0.21       $0.05
      Weighted Average Shares     11,277      11,186

                    LIFETIME BRANDS, INC.
            CONDENSED CONSOLIDATED BALANCE SHEETS
                       (in thousands)

                                      June 30,     June 30,
                                        2005         2004
                                    (Unaudited)   (Unaudited)
 ASSETS
 CURRENT ASSETS
   Cash and cash equivalents      $      105    $      446
   Accounts receivable, net           24,437        16,224
   Merchandise inventories            67,517        55,827
   Prepaid expenses and other
    current assets                     9,903         7,946
      TOTAL CURRENT ASSETS           101,962        80,443

 PROPERTY AND EQUIPMENT, net          21,149        19,634
 INTANGIBLES, net                     31,243        25,411
 OTHER ASSETS                          2,476         2,033
      TOTAL ASSETS                $  156,830    $  127,521


 LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES
   Short-term borrowings          $   21,300    $   14,800
   Accounts payable and trade
    acceptances                       10,481         6,591
   Other current liabilities          19,324        14,314
      TOTAL CURRENT LIABILITIES       51,105        35,705

 DEFERRED RENT & OTHER LONG TERM
  LIABILITIES                          1,996         1,718
 DEFERRED INCOME TAX LIABILITIES       4,602         3,593
 LONG TERM DEBT                        5,000             -

 STOCKHOLDERS' EQUITY                 94,127        86,505
      TOTAL LIABILITIES AND
       STOCKHOLDERS' EQUITY       $  156,830    $  127,521